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                                                                   Exhibit 23(f)


                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
of The Actava Group Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 19, 1995 included in the Joint Proxy Statement/Prospectus (File No. 33-63003) as filed with the Securities and Exchange Commission on September 28, 1995 and to all references to our firm included in this Registration Statement.


                                  /s/ Arthur Andersen LLP

                                  ARTHUR ANDERSEN LLP

Los Angeles, California
October 13, 1995